Exhibit 10.2
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION AWARD
Endra Inc.
Second Amended and Restated 2013 Stock Incentive Plan
FOR GOOD AND VALUABLE CONSIDERATION, Endra Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s Second Amended and Restated 2013 Stock Incentive Plan, as amended from time to time (the “Plan”), to the Grantee designated in this Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) an option to purchase the number of shares of the Common Stock of the Company set forth in the Notice (the “Shares”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the “Agreement”). The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).
Grantee: __________	Type of Option: Non-Qualified Stock Option
Exercise Price per Share: $____	Date of Grant: ____________
Total Number of Shares Granted: _______	Expiration Date: ____________
Vesting Schedule: The Option will vest and become exercisable as follows:
The Option shall be fully vested on the date of issuance

Notwithstanding the foregoing Vesting Schedule, the Option will vest and become exercisable in accordance with any provisions contained in Grantee’s employment agreement that specifically address vesting of the Option, if any, and to the extent of any conflict the terms of such employment agreement shall control.

Exercise After Separation from Service:
Separation from Service for any reason other than Cause: any non-vested portion of the Option expires immediately and any vested portion of the Option remains exercisable through the Expiration Date;
Separation from Service for Cause: the entire Option, including any vested and non-vested portion, expires immediately upon Separation from Service.
IN NO EVENT MAY THIS OPTION BE EXERCISED AFTER THE EXPIRATION DATE AS PROVIDED ABOVE.
Notwithstanding the foregoing, the Option will remain exercisable in accordance with any provisions contained in Grantee’s employment agreement that specifically address exercisability of this Option, if any, and to the extent of any conflict the terms of such employment agreement shall control.

By signing below, the Grantee agrees that this Non-Qualified Stock Option Award is granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2013 Stock Incentive Plan and the attached Terms and Conditions.

Grantee                                                                            Endra Inc.

___________________________                                                                                                  By: __________________________
Title: _________________________
Date: ______________________                                                                                                  Date: ________________________

TERMS AND CONDITIONS OF STOCK OPTION AWARD
1.            Grant of Option. The Stock Option Award (the “Award”) granted by Endra Inc. (the “Company”) to the Grantee specified in the Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) to which these Terms and Conditions of Stock Option Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms (the Plan is available upon request). Together, the Notice, all Exhibits to the Notice and these Terms constitute the “Agreement.” When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes this Agreement, any reference to the Company shall include a reference to any Affiliate.
The Board has approved an award of an Options to the Grantee with respect to a number of shares of the Company’s Common Stock as set forth in the Notice, conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms within 60 days after the Notice and these Terms are presented to the Grantee for review.
The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.
2.            Exercise of Option.
(a)           Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares. Until such time as the Option has been duly exercised and Shares have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such Shares and shall not be entitled to receive dividends or other distributions with respect thereto. The Board may, in its discretion and pursuant to its administrative authority under Section 3.1 of the Plan, (i) accelerate vesting of the Option or (ii) extend the applicable exercise period of the Option.
(b)           Method of Exercise. The Grantee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
3.            Method of Payment. If the Grantee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:

(a)           cash or check;
(b)           a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price and any applicable withholding, or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;
(c)           surrender of other shares of Common Stock owned by the Grantee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares and any applicable withholding; or
(d)           any other consideration that the Board deems appropriate and in compliance with applicable law.
4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law, regulation or Company policy.
5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.
6. Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
7. Withholding.
(a)           The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Option Award.
(b)           The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 17.3 of the Plan.
8. Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award. The Grantee releases and holds the Company, and its officers, directors, employees and agents, harmless from any loss or claim related to or in any way connected with the tax consequences of the Option, including without limitation the treatment of the Option under Section 409A.
9. Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Agreement, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to this Option unless and until the Board determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.          Miscellaneous.
(a)           Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.
(b)           Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms hall not operate or be construed as a waiver of any other or subsequent breach.
(c)           Entire Agreement. These Terms, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.
(d)           Binding Effect; Successors. These Terms hall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)           Governing Law. The Notice and these Terms shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.
(f)           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms.
(g)           Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms in their entirety. In the event of any conflict between the provisions of these Terms and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by the Board, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Option.
(h)           No Right to Continued Employment. Nothing in the Notice or these Terms shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.
(i)           Further Assurances. The Grantee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Notice and these Terms and the Plan.
(j)           Confidentiality. The Grantee agrees that the terms and conditions of the Option award reflected in the Notice and these Terms are strictly confidential and, with the exception of Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Grantee further agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.